Exhibit 99.1

For investor inquiries, contact: Craig Scott Director of Capital Markets Cano Petroleum, Inc. 817.475.0000 craig@canopetro.com	For media inquiries, contact: Norman Iannarelli HWH Public Relations 212.355.5049 ext. 127 normani@hwhpr.com

CANO PETROLEUM ANNOUNCES

ALL PRIVATE PLACEMENT FUNDS RECEIVED

AND OFFICER OPTIONS ISSUED

FORT WORTH, Texas, October 4, 2005 – Cano Petroleum, Inc. (Amex: CFW) announced today that on September 30, 2005, it received full funding from a second group of private placements for which written commitments were executed on September 16, 2005.  Gross proceeds from the two private placements completed in September, previously announced on September 15 and 19, were $19,474,000.  Cano issued 4,703,864 shares of its common stock to several institutional investors at a per share price of $4.14, the closing price on September 13, 2005 on the American Stock Exchange.  Pritchard Capital Partners, L.L.C., Coker, Palmer, Phillips & Mullen, Inc. and S & P Investors, Inc. acted as advisors in these placements.

Jeff Johnson, Cano’s Chairman and CEO, stated, “The completion of this funding marks a significant milestone for Cano Petroleum and its shareholders.  A portion of the offering proceeds will fund the development programs anticipated for our existing assets.  The additional capital will allow us to take advantage of new opportunities that are presented.”

Cano further announced today that on September 16, 2005, as an inducement to enter into employment with Cano, the Cano Petroleum, Inc. Compensation Committee authorized for issuance to James K. Teringo, Jr., Vice President, General Counsel and Corporate Secretary, stock options exercisable into 50,000 shares of its common stock at an exercise price of $3.98 per share.  Provided Mr. Teringo is still employed on July 11, 2006, all of the stock options vest on July 11, 2006.

The common stock sold in the private placement has not been registered under the Securities Act or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements.

This notice shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

ABOUT CANO PETROLEUM:

Cano Petroleum Inc. is an independent Texas-based energy producer with properties in the mid-continent region of the United States.  Led by an experienced management team,

Cano’s primary focus is on increasing domestic production from proven fields using enhanced recovery methods.  Cano trades on the American Stock Exchange under the ticker symbol CFW.  Additional information is available at www.canopetro.com.

Safe-Harbor Statement — Except for the historical information contained herein, the matters set forth in this news release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The company intends that all such statements be subject to the “safe-harbor” provisions of those Acts. Many important risks, factors and conditions may cause the company’s actual results to differ materially from those discussed in any such forward-looking statement. These risks include, but are not limited to, estimates or forecasts of reserves, estimates or forecasts of production, future commodity prices, exchange rates, interest rates, geological and political risks, drilling risks, product demand, transportation restrictions, the ability of Cano Petroleum, Inc. to obtain additional capital, and other risks and uncertainties described in the company’s filings with the Securities and Exchange Commission. The historical results achieved by the company are not necessarily indicative of its future prospects. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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